Exhibit 1.1

Kimbell Royalty Partners, LP

5,000,000 Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

February 2, 2017

Raymond James & Associates, Inc.

RBC Capital Markets, LLC

Stifel, Nicolaus & Company, Incorporated

As Representatives of the Several Underwriters

listed on Schedule I hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida  33716

Ladies and Gentlemen:

Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 5,000,000 common units representing limited partner interests in the Partnership (“Common Units”).  The aggregate of 5,000,000 Common Units to be purchased from the Partnership are called the “Firm Units.”  In addition, the Partnership has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 750,000 Common Units (the “Additional Units”) to cover over-allotments by the Underwriters, if any.  The Firm Units and the Additional Units are collectively referred to in this Agreement as the “Units.”  Raymond James & Associates, Inc. (“Raymond James”), RBC Capital Markets, LLC and Stifel, Nicolaus & Company, Incorporated are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the “Representatives.”

It is understood and agreed by all parties hereto that the Partnership was formed to own and acquire mineral and royalty interests in oil and natural gas properties throughout the United States of America.

It is further understood and agreed to by the parties hereto that prior to the date hereof the following transactions (the “Formation Transactions”) occurred:

(a)         Westside Energy, LLC, a Delaware limited liability company, formed Kimbell Royalty

GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $1,000 to the General Partner in exchange for all the limited liability company interests in the General Partner;

(b)         Westside contributed, transferred, assigned, conveyed and delivered all of the limited liability company interests in the General Partner to Kimbell GP Holdings, LLC, a Delaware limited liability company (“GP Holdings”), in exchange for a nominal payment of cash;

(c)          the General Partner and Rivercrest Royalties, LLC, a Delaware limited liability company (“Rivercrest”), formed the Partnership under the terms of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), Rivercrest contributed $1,000 to the Partnership in exchange for a 100% limited partner interest in the Partnership and the General Partner received a non-economic general partner interest in the Partnership;

(d)         the Partnership formed Kimbell Intermediate GP, LLC, a Delaware limited liability company (“Intermediate GP”), under the terms of the Delaware LLC Act and contributed $1,000 to Intermediate GP in exchange for all the limited liability company interests in Intermediate GP;

(e)          the Partnership formed Kimbell Intermediate Holdings, LLC, a Delaware limited liability company (“Intermediate Holdings”), under the terms of the Delaware LLC Act and contributed $1,000 to Intermediate Holdings in exchange for all the limited liability company interests in Intermediate Holdings;

(f)           Intermediate Holdings formed Kimbell Royalty Holdings, LLC, a Delaware limited liability company (“Holdings”), under the terms of the Delaware LLC Act and contributed $1,000 to Holdings in exchange for all the limited liability company interests in Holdings;

(g)          BGT Investments LLC, a Texas limited liability company, Double Eagle Interests, LLC, a Texas limited liability company, and Rochelle Royalties, LLC, a Texas limited liability company (collectively, the “Sponsors”), GP Holdings, the General Partner, the Partnership, Intermediate GP, Intermediate Holdings, Holdings, and the contributing parties thereto (the “Contributing Parties”) entered into a Contribution, Conveyance, Assignment and Assumption Agreement (the “Contribution Agreement” and, together with the related bills of sales, conveyances, assignment and sub-assignment agreements and any similar agreements and documents that have or will be entered into in connection therewith, the “Contribution Documents”); and

(h)         the Partnership entered into a new $50.0 million secured revolving credit facility (the “Credit Agreement”).

It is further understood and agreed to by the parties hereto that the following additional transactions (the “Closing Transactions”) will occur at or prior to the closing of the offering of the Firm Units on the Closing Date (as hereinafter defined):

(a)         Rivercrest and the General Partner will enter into the First Amended and Restated Agreement of Limited Partnership of the Partnership (as it may be amended from time to time, the “Partnership Agreement”);

(b)         the Partnership, the General Partner, Holdings and Kimbell Operating Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the General Partner (“Kimbell Operating”), will enter into a management services agreement (the “Services Agreement”), pursuant to which, among other things, Kimbell Operating will provide the Partnership and the General Partner with management, administrative and operational services;

(c)          each entity set forth under the caption “Contributed Entities” on Schedule V hereto will enter into a new amended and restated limited liability company agreement, limited partnership agreement or partnership agreement, as applicable (the “New Organizational Agreements”);

(d)         the public offering of the Firm Units contemplated hereby will be consummated, and the net proceeds thereof will be delivered to the Partnership; and

(e)          the Contributing Parties will contribute to the Partnership, among other things, (i) the equity interests set forth opposite the names of the entities set forth under the caption “Contributed Entities” on Schedule V hereto and (ii) an interest in certain mineral and royalty interests underlying certain oil and natural gas properties (“Mineral Interests”), in the aggregate in exchange for 10,582,708 Common Units (as such number of Common Units may be adjusted pursuant to the Contribution Agreement, the “Contributing Party Units”) and the net proceeds from the sale of the Firm Units (before expenses).

As used herein, (i) “Transaction Agreements” means, collectively, the Contribution Agreement, the Services Agreement and the Credit Agreement and (ii) the “Organizational Agreements” means, collectively, the Partnership Agreement, the First Amended and Restated Limited Liability Company Agreement of the General Partner (as it may be amended from time to time, the “General Partner LLC Agreement”), the First Amended and Restated Limited Liability Company Agreement of GP Holdings (as it may be amended from time to time, the “GP Holdings LLC Agreement”), the New Organizational Agreements and the limited liability company agreements of Holdings, Intermediate GP, Intermediate Holdings and Kimbell Operating. The Organizational Agreements and the Transaction Agreements are collectively called the “Operative Agreements.”

The Partnership, the General Partner, GP Holdings, Intermediate Holdings, Intermediate GP and Kimbell Operating are collectively called the “Kimbell Parties.” The Partnership, the General Partner, Kimbell Operating, Intermediate Holdings and Intermediate GP are collectively called the “Partnership Parties.”  The Partnership, the General Partner, Kimbell Operating, Intermediate GP, Intermediate Holdings, Holdings and the entities set forth under the caption “Contributed Entities” on Schedule V hereto are collectively called the “Partnership Entities.”

The Kimbell Parties wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Units from the Partnership.

1.                                      Registration Statement and Prospectus. The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-1 (File No. 333-215458), including a prospectus subject to completion, relating to the Units. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Partnership files another registration statement with the Commission to register a portion of the Units pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1 (File No. 333-215458) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.”  For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Common Units.  “Time of Sale Information” shall mean, as of the Time of Sale, the most recent Preliminary Prospectus together with the information included on Schedule IV hereto and the free writing prospectuses, if any, each identified in Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations. “Time of Sale” means 5:00 p.m., New York City time, on February 2, 2017. “Effective Date” means the date and time as of which the Registration Statement, or any post-effective amendment or amendments thereto, was or is declared effective by the Commission.

2.                                      Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, the Partnership hereby agrees to issue and sell an aggregate of 5,000,000 Firm Units to the Underwriters.  Upon the basis of the representations, warranties and agreements of the Kimbell Parties herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership at a purchase price of $16.875 per Unit (the “purchase price per Unit”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.

The Partnership hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Kimbell Parties herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Partnership up to 750,000 Additional Units at the purchase price per Unit for the Firm Units, less an amount per Common Unit equal to any cash distribution payable by the Partnership on the Firm Units but only to the extent that such distribution is not payable on the Additional Units.  The Additional Units may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Units. If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Units (subject to such adjustments as you may determine to avoid fractional units) that bears the same proportion to the total number of Additional Units to be purchased by the Underwriter as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Units.  The option to purchase Additional Units may be exercised in whole or in part at any time within 30 days after the date of this Agreement.  Any Additional Units not purchased by the Underwriters shall be delivered to the Contributing Parties in accordance with the terms of the Contribution Agreement.

It is understood that approximately 500,000 Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the Prospectus and in accordance with the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to directors, officers or employees of the General Partner and its affiliates and persons having relationships with the Partnership and its affiliates who have heretofore delivered to Raymond James offers or indications of interest to purchase Firm Units (such persons, “Directed Unit Offerees”) in form satisfactory to Raymond James (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Raymond James from the Partnership; provided that under no circumstances will Raymond James or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 12:00 p.m., New York City time, on the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

3.                                      Terms of Public Offering.  The Partnership has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.

Not later than 12:00 p.m., New York City time, on the second business day following the date the Units are released by the Underwriters for sale to the public, the Partnership shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

4.                                      Delivery of the Units and Payment Therefor.  Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, at 9:00 a.m., Houston, Texas time, on February 8, 2017 (the time and date of such closing are called the “Closing Date”).  The place of closing for the Firm Units and the Closing Date may be varied by agreement between the Representatives and the Partnership.

Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, at such time and such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representatives on behalf of the Underwriters to the Partnership, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Units. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth the aggregate number of Additional Units as to which the Underwriters are exercising the option.  The place of closing for the Additional Units and the Additional Closing Date may be varied by agreement between you and the Partnership.

The Firm Units and any Additional Units shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Additional Closing Date, as the case may be. The Firm Units and Additional Units shall be delivered to Raymond James on the Closing Date or an Additional Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the purchase price therefor. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters.

It is understood that Raymond James has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Unit for the Firm Units and the Additional Units, if any, that the Underwriters have agreed to purchase.  Raymond James, individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by Raymond James by the Closing Date or an Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.                                      Covenants and Agreements of the Partnership Parties.  The Partnership Parties covenant and agree with the several Underwriters as follows:

(a)                                    The Partnership Parties will use their best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(h) hereof, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Entities, taken as a whole, or of any event that comes to the attention of the Partnership Parties that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership Parties will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Partnership Parties will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act before the close of business on the second business day immediately following the date hereof.

(b)                                 The Partnership Parties will furnish to you, upon request and without charge, two signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement, without exhibits thereto, as originally filed and of each amendment thereto as you may reasonably request.

(c)                                  The Partnership Parties will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership Parties or the Representatives, be required by the Act or requested by the Commission.

(d)                                 The Partnership Parties will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Underwriters and obtain your consent prior to filing any of those with the Commission.

(e)           The Partnership Parties will not make any offer relating to the Common Units that would constitute an Issuer Free Writing Prospectus without your prior consent.

(f)                                   The Partnership Parties will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)                                  Prior to the execution and delivery of this Agreement, the Partnership Parties have delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, the Partnership Parties consent to the use, in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Partnership Parties.

(h)                                 As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Units, the Partnership Parties will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Partnership Parties consent to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Units pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Units under Section 4(a)(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Partnership Parties or in the reasonable opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other applicable law, the Partnership Parties will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i)                                     The Partnership Parties will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the offering and sale of the Units by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall the Partnership Entities be obligated to qualify to do business in any jurisdiction where they are not now so qualified or to take any action that would subject them to general service of process in suits or to taxation in any jurisdiction in which they would not otherwise be subject, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where they are not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Partnership Parties shall so advise you promptly in writing.

(j)                                    The Partnership Parties will make generally available to the Partnership’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(k)                                 Unless otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), during the period ending two years from the date hereof, the Partnership will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement (if applicable), quarterly report or annual report of the Partnership delivered to unitholders or filed with the Commission, FINRA or the New York Stock Exchange (“NYSE”) or any national securities exchange and (ii) from time to time such other information concerning the Partnership as you may reasonably request.

(l)                                     If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 hereof, other than clauses (iv) or (v)) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Partnership Parties to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Partnership Parties agree to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters) reasonably incurred by you in connection herewith.

(m)                             The Partnership will apply the net proceeds from the sale of the Units to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(n)                                 For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Partnership and the General Partner will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than the Common Units issued pursuant to the terms of this Agreement (including, for the avoidance of doubt, the Additional Units) or pursuant to the terms of the Contribution Agreement, employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement (other than any registration statement on Form S-8, the Registration Statement or any amendment or supplement to the Registration Statement filed in accordance with Section 5(c) of this Agreement), including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters. The Partnership will furnish to the Representatives, on the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”), executed by each person set forth on Schedule III hereto.

(o)                                 The Partnership Parties shall furnish to the Representatives, on the date hereof, lock-up agreements, substantially in the form attached hereto as Exhibit A, executed by each Directed Unit Offeree who (x) purchases Directed Units and is an immediate family member of a director or executive officer of the General Partner or (y) purchases $100,000 or more of Directed Units.  In addition, the Partnership Parties shall cause the Directed Units to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules, and direct the transfer agent to place stop transfer restrictions upon such Directed Units during the Lock-Up Period or any such longer period of time as may be required by FINRA and its rules; and comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Units are offered.

(p)                                 Prior to the Closing Date or any Additional Closing Date, as the case may be, the Partnership will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Partnership for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(q)                                 The Partnership will comply with all provisions of any undertakings contained in the Registration Statement.

(r)                                    The Kimbell Parties will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of any of the Units.

(s)                                   The Partnership shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its formation or the rules of any national securities exchange on which the Common Units will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Units.

(t)                                    The Partnership will promptly notify the Representatives if the Partnership ceases to be an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”) at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) and (B) completion of the Lock-Up Period.

(u)                                 During the Lock-Up Period, the Partnership will not, without the prior written consent of the Representatives, (i) grant any waiver to the “Lock-Up Agreement” set forth in Section 6.11(b) of the Contribution Agreement or (ii) effectuate in any manner any rights of any nature that a party to the Contribution Agreement has or may have hereafter to require the Partnership to register under the Act, including under the Registration Statement, the sale, transfer or other disposition of any Common Units, options, warrants or other securities of the Partnership held or otherwise acquired by such party, provided that this Section 5(u) shall not survive any termination of this Agreement prior to payment for and delivery of the Units.

6.                                      Representations and Warranties of the Kimbell Parties.  The Kimbell Parties, jointly and severally, hereby represent and warrant to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and each Additional Closing Date, as the case may be, that:

(a)                                 The Registration Statement has been filed with, and been declared effective by, the Commission. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purchase has been initiated or, to the knowledge of the Kimbell Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Kimbell Parties, threatened by the Commission.

(b)                                 The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Units, is not on the date hereof and will not be on the Closing Date or any Additional Closing Date an “ineligible issuer” (as defined in Rule 405 under the Act).

(c)                                  The Registration Statement conformed in all material respects on the Effective Date and will conform in all material respects on each of the Closing Date and any Additional Closing Date, if applicable, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, in all material respects, and the Prospectus will conform, in all material respects, to the applicable requirements of the Act and the Rules and Regulations when filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations and on the Closing Date and any Additional Closing Date, if applicable.

(d)                                 The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(e)                                  The Prospectus will not, as of its date, the date it was filed with the Commission, or on the Closing Date or any Additional Closing Date, if applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(f)                                   The Time of Sale Information did not, as of the Time of Sale, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(g)                                     Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Time of Sale Information at the Time of Sale, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(h)                                    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.

(i)                                        From the time of initial confidential submission of the Registration Statement through the date hereof, the Partnership has been and is an Emerging Growth Company.

(j)                                    The Partnership (i) has not alone engaged in any Testing-the-Waters Communication, (ii) has not authorized anyone to engage in such communications, other than the Representatives, and (iii) has not distributed or approved for distribution any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act, other than those listed on Schedule VI hereto. The Partnership has filed publicly on the Commission’s EDGAR database at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statements and amendments thereto relating to the offer and sale of the Units.

(k)                                 Each of GP Holdings and the Partnership Entities (other than OGM Partners I) is duly organized and validly existing as a limited liability company or limited partnership in good standing under the laws of the jurisdiction of its formation or organization with requisite limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction listed opposite its name on Schedule V hereto, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”).

(l)                                     OGM Partners I is duly organized and validly existing as a general partnership under the laws of the State of Texas with requisite general partnership power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business in each jurisdiction listed opposite its name on Schedule V hereto, except where the failure to so register or qualify has not had or will not have a Material Adverse Effect.

(m)                             The General Partner has, and at the Closing Date and any Additional Closing Date, will have, requisite limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(n)                                 The Closing Transactions will be consummated on or prior to the respective times contemplated by this Agreement (or such earlier times as may be contemplated by the Registration Statement, the Time of Sale Information or the Prospectus) on the terms contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

(o)                                 The Sponsors own 100% of the limited liability company interests in GP Holdings; such limited liability company interests have been duly authorized and validly issued in accordance with the GP Holdings LLC Agreement and are fully paid (to the extent required by the GP Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, after giving effect to the Closing Transactions, the Sponsors will own such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for such Liens as permitted in the GP Holdings LLC Agreement or as described in the Registration Statement, the Time of Sale Information and the Prospectus, if any.

(p)                                 GP Holdings owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and, after giving effect to the Closing Transactions, GP Holdings will own such limited liability company interests free and clear of all Liens, except for such Liens as permitted in the General Partner LLC Agreement or as described in the Registration Statement, the Time of Sale Information and the Prospectus, if any.

(q)                                 The General Partner is, and at the Closing Date and the Additional Closing Date, after giving effect to the Closing Transactions, will be, the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership (the “GP Interest”); the GP interest has been, and on the Closing Date and the Additional Closing Date, after giving effect to the Closing Transactions, will be, duly authorized and validly issued in accordance with the Partnership Agreement; and, after giving effect to the Closing Transactions, the General Partner will own such general partner interest free and clear of all Liens, except for such Liens as permitted in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Information and the Prospectus, if any.

(r)                                    At the Closing Date and each Additional Closing Date, if applicable, the General Partner will be the sole member of Kimbell Operating and will own 100% of the limited liability company interests in Kimbell Operating. Such equity interests have been duly authorized and validly issued in accordance with the Organizational Agreement of Kimbell Operating and are fully paid (to the extent required under such Organizational Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the General Partner owns such equity interests free and clear of all Liens, other than Liens set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(s)                                   At the Closing Date and each Additional Closing Date, if applicable, the Partnership will be the sole member of Intermediate GP and will own 100% of the limited liability company interests in Intermediate GP. Such equity interests have been duly authorized and validly issued in accordance with the Organizational Agreement of Intermediate GP and are fully paid (to the extent required under such Organizational Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such equity interests free and clear of all Liens, other than Liens incurred on the Closing Date pursuant to the Credit Agreement or those set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(t)                                    At the Closing Date and each Additional Closing Date, if applicable, the Partnership will be the sole member of Intermediate Holdings and will own 100% of the limited liability company interests in Intermediate Holdings. Such equity interests have been duly authorized and validly issued in accordance with the Organizational Agreement of Intermediate Holdings and are fully paid (to the extent required under such Organizational Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such equity interests free and clear of all Liens, other than Liens incurred on the Closing Date pursuant to the Credit Agreement or those set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(u)                                 At the Closing Date and each Additional Closing Date, if applicable, after giving effect to the Closing Transactions, Intermediate GP will own a 1.0% limited partner interest in Hochstetter, L.P., a 1.0% limited partner interest in Oakwood Minerals I, L.P., a 1.0% limited partner interest in RCPTX, Ltd. and a 1.0% of limited partner interest in Rochester Minerals, L.P. Such equity interests will have been duly authorized and validly issued in accordance with the applicable Organizational Agreements and will be fully paid (to the extent required under such Organizational Agreement) and nonassessable (except as such nonassessability may be affected by Section 101.206 of the Texas Business Organizations Code (the “Texas Code”)); and Intermediate GP will own such equity interests free and clear of all Liens, except for such Liens as permitted in the applicable Organizational Agreement, incurred on the Closing Date pursuant to the Credit Agreement or set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(v)                                 At the Closing Date and each Additional Closing Date, if applicable, after giving effect to the Closing Transactions, Intermediate Holdings will own 100.0% of the limited liability company interests in Holdings, a 99.0% limited partner interest in Hochstetter, L.P., a 50.0% general partnership interest in OGM Partners I, a 91.572456% limited partnership interest in Oakwood Minerals I, L.P., a 82.834286% limited partner interest in RCPTX, Ltd., 100% of the limited liability company interests in Rivercrest Royalties, LLC and 99.0% of the limited partnership interests in Rochester Minerals, L.P. Such equity interests will have been duly authorized and validly issued in accordance with the applicable Organizational Agreements and will be fully paid (to the extent required under such Organizational Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Section 101.206 of the Texas Code, as applicable); and Intermediate Holdings will own such equity interests free and clear of all Liens, except for such Liens as permitted in the applicable Organizational Agreement, incurred on the Closing Date pursuant to the Credit Agreement or set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(w)                               Other than its direct or indirect ownership of the other Partnership Entities, the General Partner does not own, and at the Closing Date and each Additional Closing Date, if applicable, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the Partnership’s direct or indirect ownership of the equity interests set forth opposite the name of the Partnership Entities under the headings “Partnership Subsidiaries” and “Contributed Entities” on Schedule V, the Partnership does not own, and at the Closing Date and each Additional Closing Date, if applicable, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(x)                                 At the Closing Date and at each Additional Closing Date, after giving effect to the Closing Transactions, the Partnership’s subsidiaries will not be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except as set forth in the Credit Agreement or in the applicable Organizational Agreement.

(y)                                 At the Closing Date, after giving effect to the Closing Transactions, the Contributing Parties will collectively own 10,582,708 Contributing Party Units; the Contributing Party Units will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(z)                                  At the Closing Date and the Additional Closing Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will have been validly issued; the unitholders purchasing such Units do not have any obligation to make further payments for the purchase of such Units. Assuming the option to purchase Additional Units is not exercised, other than the Contributing Party Units, the GP Interest and any limited partner interests issued pursuant to the long-term incentive plan of the General Partner (the “LTIP”) as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Firm Units will be the only limited partner interests of the Partnership issued or outstanding at the Closing Date. Except for the Contributing Party Units, the GP Interest and any limited partner interests issued pursuant to the LTIP, the Units will be the only limited partner interests in the Partnership issued and outstanding on any Additional Closing Date.

(aa)                          The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Contributing Party Units, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Registration Statement and the Time of Sale Information and to be included in the Prospectus.

(bb)                          Except (i) as described in the Registration Statement and the most recent Preliminary Prospectus or (ii) as contained in the Organizational Agreement or the certificate of limited partnership or formation, as appropriate, or any other organizational document of each Partnership Entity (collectively, the “Organizational Documents”), there are no profits interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Documents or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Except for such rights that have been waived or as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(cc)                            This Agreement has been duly and validly authorized, executed and delivered by each of the Kimbell Parties.

(dd)                          The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Time of Sale Information and the Prospectus and (ii) the Contributing Party Units in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At the Closing Date and each Additional Closing Date, if applicable, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery by a Partnership Party, as applicable, of the Units or the Contributing Party Units, the execution and delivery by a Partnership Party, as applicable, of the Operative Agreements and the consummation by a Partnership Party, as applicable, of any other transactions contemplated by this Agreement, shall have been validly taken.

(ee)                            The statements in the Registration Statement and Time of Sale Information under the captions “Cash Distribution Policy and Restrictions on Distributions,”

“Description of our Common Units,” “The Partnership Agreement,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness—New Revolving Credit Agreement,” “Certain Relationships and Related Party Transactions” and “Material U.S. Federal Income Tax Consequences,” insofar as they purport to summarize the provisions of the legal matters and documents referred to therein, are accurate summaries in all material respects. There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(ff)                              At or before the Closing Date:

(i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii) the General Partner Agreement will have been duly authorized, executed and delivered by GP Holdings and will be a valid and legally binding agreement of GP Holdings, enforceable against it in accordance with its terms;

(iii) each of the Organizational Agreements will have been duly authorized, executed and delivered by the Partnership Entity party thereto and, when duly authorized, executed and delivered by any other party thereto, will be a valid and legally binding agreement of such Partnership Entity, enforceable against such Partnership Entity in accordance with its terms; and

(iv) each of the Transaction Agreements will have been duly authorized, executed and delivered by the respective Partnership Entities that are parties thereto and, when duly authorized, executed and delivered by any other party thereto, will be a valid and legally binding agreement of such Partnership Entities, enforceable against such Partnership Entities in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(gg)                            The Contribution Documents will be legally sufficient to transfer or convey to the Partnership, directly or indirectly, (i) the equity interests set forth opposite the names of the entities set forth under the heading “Contributed Entities” on Schedule V hereto and (ii) the Mineral Interests, as contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Registration Statement, Time of Sale Information and Prospectus. The Partnership, upon consummation of the transactions pursuant to the Contribution Documents and the Transaction Agreements, will succeed in all material respects, directly or indirectly, to the business, assets, properties, liabilities and operations described in the Registration Statement, the Time of Sale Information and the Prospectus.

(hh)                          There are no legal or governmental proceedings pending or, to the best knowledge of the Kimbell Parties, threatened, against the Partnership Entities or to which the Partnership Entities or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Kimbell Parties, threatened, against or involving the Partnership Entities, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act. None of the Partnership Entities has received notice or been made aware that any other party is in breach of or default to the Partnership Entities under any contract described in the Registration Statement, the Time of Sale Information and the Prospectus or filed as an exhibit to the Registration Statement.

(ii)                                  None of the Partnership Entities is (i) in violation of its formation, governing or other organizational documents; (ii) in violation of any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Partnership Entities or any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Partnership Entities; or (iii) in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, lease or other instrument (each, an “Existing Instrument”) to which any Partnership Entity is a party or by which any of their properties may be bound, which violations and defaults, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated under this Agreement or the Transaction Agreements, or materially impair the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the Registration Statement, Time of Sale Information and the Prospectus; and there does not exist any state of facts that constitutes an event of default on the part of the Partnership Entities as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(jj)                                None of the issuance and sale of the Units by the Partnership, the execution, delivery or performance of this Agreement or the Operative Agreements by the Partnership Parties party thereto nor the consummation by the Partnership Parties of the Formation Transactions, the Closing Transactions or the other transactions contemplated hereby requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, except (i) such as may be required for (A) the registration of the Units under the Act, (B) the listing of the Units for trading on the NYSE, (C) the registration of the Common Units under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) the filing of a registration statement on Form S-8 with the Commission with respect to awards under the LTIP, (iii) such consents, approvals, authorizations or filings which have been, or prior to the Closing Date, will be obtained or made or (iv) such consents, approvals, authorizations or filings which (I) are of a routine or administrative nature, (II) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement or the Transaction Agreements and (III) are expected in the reasonable judgment of the Kimbell Parties to be obtained or made in the ordinary course of business after the Closing.

(kk)                          None of the issuance and sale of the Units by the Partnership, the execution, delivery or performance of this Agreement or the Operative Agreements by the Partnership Parties party thereto nor the consummation by the Partnership Parties of the Formation Transactions, the Closing Transactions or the other transactions contemplated hereby (i) constitutes or will constitute a breach of, or a default under, the Organizational Documents of the Partnership Entities or any agreement, indenture, lease or other instrument to which any Partnership Entity is a party or by which any of its properties may be bound, (ii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Partnership Entities or any of their properties, or (iii) results in a breach of, or default or Debt Repayment Retriggering event (as defined below) under, or results in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, or requires the consent of any other party to, any Existing Instrument (other than the Credit Agreement), except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership Entities.

(ll)                                  Grant Thornton LLP, the certified public accountants who have certified certain financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

(mm)                  The historical financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in equity of the entities purported to be shown thereby, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such historical financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is fairly presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Partnership Entities, and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The summary historical financial data included in the most recent Preliminary Prospectus under the caption “Summary—Summary Historical and Unaudited Pro Forma Condensed Combined Financial Data” in the Registration Statement and the most recent Preliminary Prospectus and the selected historical financial data set forth under the caption “Selected Historical and Unaudited Pro Forma Financial Data” included in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The pro forma condensed financial statements together with related notes thereto included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the information contained therein, have been prepared in all material respects in accordance with the Commission’s rules and regulations with respect to pro forma financial statements and have been properly presented on the bases described therein.  Additionally, the pro forma condensed financial statements include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein and the pro forma adjustments reflect an appropriate application of those adjustments to the historical amounts in the pro forma condensed financial statements.

(nn)         Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities have (A), since the date of the last audited balance sheet included in the Time of Sale Information and the Prospectus, incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (B) sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (C) paid or declared any dividends or other distributions with respect to its equity interests and the Partnership Entities are not in default under the terms of their equity interests or any outstanding debt obligations, (ii) there has not been any change in the outstanding equity interests of the Partnership Entities or any material change in the indebtedness of the Partnership Entities (in each case, other than in the ordinary course of business) and (iii) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, net worth, result of operations or prospects of the Partnership Entities.

(oo)         The Units have been approved for listing on the NYSE under the symbol “KRP”, subject to official notice of issuance of the Units being sold by the Partnership.

(pp)         Other than excepted activity pursuant to Regulation M under the Exchange Act, the Partnership Entities have not taken, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or for any other purpose.

(qq)         The Partnership Entities have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct, and none of the Partnership Entities is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, any unit transfer and other taxes that are required to be paid in connection with the sale of the Common Units to be sold by the Partnership to the Underwriters will have been fully paid by the Partnership and all laws imposing such taxes will have been complied with.

(rr)           No relationship, direct or indirect, exists between the Partnership Entities on the one hand, and the directors, officers, unitholders, customers or suppliers of the Partnership Entities on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(ss)          None of the Partnership Entities is an “investment company”within the meaning of the Investment Company Act of 1940, as amended.

(tt)           At the Closing Date and each Additional Closing Date, and after giving effect to the Closing Transactions, each of the Partnership Entities has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Partnership Entities has operated and is operating its business in compliance with and not in violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except in each case, as has not had or would not have a Material Adverse Effect.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the permits contains restrictions that are materially burdensome to the Partnership Entities, taken as a whole.

(uu)         Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, after giving effect to the Closing Transactions, the Partnership will have, directly or indirectly, (i) good and defensible title to all of the interests in oil and gas properties, including the Mineral Interests, underlying its estimates of its net proved reserves contained in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) good and marketable title to all other real and personal property reflected in the Registration Statement, the Time of Sale Information and the Prospectus as assets owned by it, in each case free and clear of all Liens except such as (w) are described in the Registration Statement, the Time of Sale Information and the Prospectus, (x) are created by or permitted under the Credit Agreement or (y) do not materially affect the value of the business of the Partnership Entities, taken as a whole, and do not interfere in any material respect with the use made or proposed to be made of such properties by the Partnership Entities, taken as a whole. All property (real and personal) held under lease by the Partnership Entities are held by them under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Partnership Entities.

(vv)          Each of the Partnership Entities has, and after giving effect to the Closing Transactions, will have, such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except where failure to have such rights-of-way would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(ww)       Ryder Scott Company, L.P., a reserve engineer that prepared a reserve report on estimated net proved oil and natural gas reserves with respect to the Mineral Interests held by the Partnership as of December 31, 2015, after giving effect to the Closing Transactions, was, as of the date of preparation of such reserve report, and is, as of the date hereof, an independent petroleum engineer with respect to the Partnership.

(xx)         The information contained in the Time of Sale Information and the Prospectus regarding estimated proved reserves of the Partnership as of December 31, 2015, after giving effect to the Closing Transactions, is based upon the reserve report prepared by Ryder Scott Company, L.P. The information provided to Ryder Scott Company, L.P. by the Partnership Parties, including, without limitation, information as to production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects in accordance with customary industry practices on the date the report was made.

(yy)         The reserve report prepared by Ryder Scott Company, L.P. setting forth the estimated proved reserves with respect to the Mineral Interests held by the Partnership as of December 31, 2015, after giving effect to the Closing Transactions, accurately reflects in all material respects the ownership interests of the Partnership in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the Time of Sale Information and the Prospectus, none of the Kimbell Parties is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves as described in the Time of Sale Information and the Prospectus and the reserve report; and estimates of such reserves as described in the Time of Sale Information and the Prospectus and reflected in the reserve report comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Act.

(zz)         The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective in all material respects to perform the functions for which they were established and none of the Partnership Entities is aware of any material weakness in the accounting controls of the Partnership Entities.

(aaa)      The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer by others within those entities, to allow timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act.

(bbb)      The Partnership and, to the knowledge of the Kimbell Parties, the directors or officers of the General Partner, in their capacities as such, are each in compliance in all material respects with Section 402 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(ccc)       The sale and issuance of the Contributing Party Units and the GP Interest are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities have taken or will take any action that would cause the loss of such exemption. The Partnership Parties have not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer and sale of the Units pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Time of Sale Information and the Prospectus, the Partnership Parties have not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Common Units issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus.

(ddd)      None of the Partnership Entities nor, to the knowledge of the Kimbell Parties, any director, officer, agent, employee or affiliate of the Partnership Entities has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Partnership Entities and, to the knowledge of the Kimbell Parties, their affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(eee)       None of the Partnership Entities nor, to the knowledge of the Kimbell Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(fff)        The operations of the Partnership Entities are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” or the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(ggg)       The Partnership Entities are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect.  None of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.  None of the Partnership Entities owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(hhh)    Each of the Partnership Entities owns or has, or after giving effect to the Closing Transactions will own or have, full right, title and interest in and to, or has, or after giving effect to the Closing Transactions will have, valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Partnership Entities conduct all or any material part of its business, except as has not and will not have a Material Adverse Effect; there is no claim pending against the Partnership Entities with respect to any Intellectual Property and the Partnership Entities have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.  None of the Partnership Entities has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(iii)        The Partnership has procured Lock-Up Agreements, in the form of Exhibit A attached hereto, from each person set forth on Schedule III hereto and each of the applicable Directed Unit Offerees.

(jjj)       To the Kimbell Parties’ knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership Entities or any of the General Partner’s officers, directors, 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(kkk)    The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of the Partnership Entities has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(lll)        Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Partnership Entities and any “employee benefit plan” (as defined under ERISA) established or maintained by the Partnership Entities or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws; (ii) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” established or maintained by the Partnership Entities or any of their ERISA Affiliates, excluding any reportable event for which a waiver applies, (iii) neither the Partnership Entities nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971 or 4975 or 4980B of the Internal Revenue Code of 1986, as amended, (the “Code”), and (iv) each “employee benefit plan” established or maintained by the Partnership Entities or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Partnership Entities, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Partnership Entities is a member.

(mmm)  None of the Directed Units distributed in connection with the Directed Unit Program will be offered or sold outside of the United States. The Partnership has not offered, or caused the Representatives to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership or (ii) a trade journalist or publication to write or publish favorable information about the Partnership, its business or its products.

(nnn)      None of the Partnership Parties or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Partnership Parties or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(ooo)      Each of the statements made by the Partnership in the Registration Statement, the Time of Sale Information, and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(ppp)      All statistical or market-related data included in the Registration Statement, Time of Sale Information or the Prospectus are based on or derived from sources that the Kimbell Parties reasonably believe to be reliable and accurate in all material respects, and the Partnership has obtained written consent to the use of all such data, to the extent required.

7.             Expenses.  Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Partnership agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the

Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) consistent with the provisions of Section 5(i), all expenses in connection with the qualification of the Units for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Units and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto, in an amount not to exceed $20,000; (v) the fees and expenses associated with listing the Units on the NYSE; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Units to the respective Underwriters; (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (ix) the transportation, lodging, graphics and other expenses of the Partnership incidental to its preparation for and participation in the “roadshow” for the offering contemplated hereby.  Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.  In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(l) hereof, the Partnership agrees to reimburse the Underwriters as provided in Section 5(l). The Partnership agrees to pay Raymond James a structuring fee equal to 0.75% of the gross proceeds from the sale of the Units for advice regarding the capital structure of the Partnership, the terms of the offering and the terms of the Partnership Agreement.

8.             Indemnification and Contribution. Subject to the limitations in the paragraph below, the Partnership Parties agree to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, Testing-the-Waters Communications or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership by or on behalf of any Underwriter through you, expressly for use in connection therewith; provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of any

Underwriter) from whom the person asserting any such Damages purchased the Units concerned if both (A) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Units to such person as required by the Act and (B) the untrue statement or omission in the Preliminary Prospectus was corrected in the Time of Sale Information. This indemnification shall be in addition to any liability that the Partnership Parties may otherwise have.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Partnership Parties, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Partnership Parties, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Partnership Parties shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 8.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, the General Partner’s directors and officers who sign the Registration Statement and any person who controls the Partnership Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Partnership Parties to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Partnership Parties, any of the General

Partner’s directors, any of the General Partner’s officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Partnership Parties by the immediately preceding paragraph (except that if the Partnership Parties shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Partnership Parties, the General Partner’s directors, any such officers of the General Partner and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

In any event, the Partnership Parties will not, without the prior written consent of the Representatives (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representatives or any person who controls the Representatives within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand, and the Underwriters on the other hand, from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Partnership Parties on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Partnership Parties on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Partnership Parties or the Underwriters from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Partnership Parties and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Partnership Parties on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 10 hereof) and not joint.

Notwithstanding the second paragraph of this Section 8, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Kimbell Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership Parties, the General Partner’s directors or officers or any person controlling the Partnership Parties, (ii) acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership Parties, the General Partner’s directors or officers or any person controlling the Partnership Parties, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second paragraph of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of the interim reimbursement provisions contained in the second and fourth paragraphs of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the second paragraph of this Section 8.

The Partnership Parties shall indemnify and hold harmless Raymond James (including its directors, officers and employees) and each person, if any, who controls Raymond James within the meaning of Section 15 of the Act (“Raymond James Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Raymond James Entities may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or arises out of or is based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in light of the circumstances under which any such statements were made, except, with respect to such material, insofar as any such loss, claim, damage or liability or any action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning an Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in such material or arises out of or is based upon any omission or alleged omission to state a material fact in such material relating to such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information not misleading, (ii) arises out of or is based upon the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program, provided that the Partnership Entities shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Raymond James Entities. In the event that it is finally judicially determined that the Raymond James Entities were not entitled to receive payments for legal and other expenses pursuant to this Section 8, the Raymond James Entities will promptly return all sums that had been advanced pursuant thereto.

9.             Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

(a)           The Registration Statement shall have become effective not later than 4:00 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations within the applicable time period prescribed for such filing by the Rules and Regulations; all material required to be filed pursuant to Rule 433(d) under the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Rules and Regulations; if the Partnership has elected to rely upon Rule 462(b) under the Rules and Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

(b)           You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capitalization of the Partnership or any material change in the indebtedness (other than in the ordinary course of business) of the Partnership, (ii) except as set forth in or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Partnership that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Partnership, (iii) no loss or damage (whether or not insured) to the property of the Partnership Entities shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Partnership Entities or any of their properties that is material to the Partnership Entities or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Partnership Entities that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Units as contemplated hereby.

(c)           You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Baker Botts L.L.P., counsel to the Partnership, dated the Closing Date or Additional Closing Date, as the case may be, substantially to the effect set forth in Exhibit B hereto.

(d)           You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Units, the Registration Statement and other related matters as you may reasonably request, and the Partnership and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e)           You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of Grant Thornton LLP, independent certified public accountants, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof, the Closing Date or the Additional Closing Date, as applicable (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof, the Closing Date or the Additional Closing Date, as applicable), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f)            You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of Grant Thornton LLP, independent certified public accountants, stating conclusions and findings of such firm with respect to the financial statements of Rivercrest Royalties, LLC and the statements of revenues and direct operating expenses of the Kimbell Art Foundation, Trunk Bay Royalty Partners, Ltd., Oil Nut Bay Royalties, LP, Gorda Sound Royalties, LP and Bitter End Royalties, LP, RCPTX, Ltd. and French Capital Partners, Ltd.

(g)           You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of Ryder Scott Company, L.P., independent petroleum engineer, substantially in the forms heretofore approved by you.

(h)           (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Kimbell Parties, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Kimbell Parties, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Kimbell Parties contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Partnership (or such other officers as are acceptable to you) to the effect set forth in this Section 9(h) and in Section 9(b) hereof.

(i)            The Partnership Parties shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(j)            The Partnership Parties shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(k)           The Lock-Up Agreements from each of the persons listed on Schedule III hereto, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect.

(l)            The Lock-Up Agreements from each of the applicable Directed Unit Offerees, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect.

(m)          At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(n)           In connection with the sale of the Firm Units on the Closing Date, the Formation Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the Registration Statement and the Prospectus and the Representatives shall have received such evidence that the Formation Transactions have been consummated as the Representatives may reasonably request.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Units.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Partnership of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10.          Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

11.          Defaulting Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase Firm Units that it or they have agreed to purchase hereunder, and the aggregate number of Firm Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Units, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Units that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units and arrangements satisfactory to you and the Partnership for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case that does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

12.          Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Partnership by notice to the Partnership, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, in your sole judgment, (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE or the NASDAQ Global Select Market shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (iv) any downgrading shall have occurred in the rating accorded the Partnership’s debt securities, if any, by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (v) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, if any, or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units. Notice of such cancellation shall be promptly given to the Partnership and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

13.          Information Furnished by the Underwriters. The Partnership Parties acknowledge that the fourth paragraph under the caption “Underwriting” and the statements under the captions “Underwriting-Stabilization,” “Underwriting-Electronic Prospectus” and “Underwriting-FINRA Conduct Rules” in any Preliminary Prospectus and the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6 and 8 hereof.

14.          Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered by mail or facsimile transmission as follows:

(i)           to the Partnership:

Kimbell Royalty Partners, LP

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

Attention: R. Davis Ravnaas

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

Attention: Joshua Davidson

Jason A. Rocha

Facsimile: (713) 229-2727

(713) 229-2858

(ii)          to the Underwriters:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida  33716

Attention: Equity Syndicate

Facsimile: (866) 597-4039

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: William N. Finnegan IV

John M. Greer

Facsimile: (713) 546-5401

This Agreement shall be binding upon, and shall inure solely for the benefit of the several Underwriters, the Kimbell Parties and the directors and officers of the General Partner and each person who controls any of the Kimbell Parties or any Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

16.          Waiver of Jury Trial.  The Partnership and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

17.          Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

18.          No Fiduciary Duty.  Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Partnership Parties acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to either the Partnership Entities in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Units was established by the Partnership Entities and the Underwriters based on discussions and arms’ length negotiations and the Partnership Parties understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Partnership Parties acknowledge that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership for the Units and such interests may differ from the interests of the Partnership Parties, and the Underwriters have no obligation to disclose, or account to the Partnership Parties for any benefit they may derive from such additional financial interests.  The Partnership Parties hereby waive and release, to the fullest extent permitted by the applicable law, any claims they may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Partnership Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership Parties or any of their unitholders, managers, employees or creditors.

19.          Research Analyst Independence.  The Partnership Parties acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership, the value of the Common Units and/or the offering that differ from the views of their respective investment banking divisions.  The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by any Underwriter’s investment banking division.  The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

Please confirm that the foregoing correctly sets forth the agreement among the Kimbell Parties and the several Underwriters.

Very truly yours,

KIMBELL ROYALTY PARTNERS, LP

By: Kimbell Royalty GP, LLC, its general partner

/s/ Robert Ravnaas
Name:	Robert Ravnaas
Title:	Chief Executive Officer

KIMBELL ROYALTY GP, LLC

/s/ Robert Ravnaas
Name:	Robert Ravnaas
Title:	Chief Executive Officer

KIMBELL OPERATING COMPANY, LLC

/s/ Robert Ravnaas
Name:	Robert Ravnaas
Title:	Chief Executive Officer

KIMBELL INTERMEDIATE GP, LLC

/s/ Robert Ravnaas
Name:	Robert Ravnaas
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

KIMBELL INTERMEDIATE HOLDINGS, LLC

/s/ Robert Ravnaas
Name:	Robert Ravnaas
Title:	Chief Executive Officer

KIMBELL GP HOLDINGS, LLC

/s/ Robert Ravnaas
Name:	Robert Ravnaas
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

CONFIRMED as of the date first above mentioned, for themselves and as Representatives of the several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Harris Bentsen Falb
	Name:	Harris Bentsen Falb
	Title:	Vice President

RBC CAPITAL MARKETS, LLC

By:	/s/ Jerad Bloom
	Name:	Jerad Bloom
	Title:	Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Justin P. Bowman
	Name:	Justin P. Bowman
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Number of
Name	Firm Units
Raymond James & Associates, Inc.	2,000,000
RBC Capital Markets, LLC	1,125,000
Stifel, Nicolaus & Company, Incorporated	875,000
Stephens Inc.	625,000
Wunderlich Securities, Inc.	375,000
Total	5,000,000

I-1

SCHEDULE II

Issuer Free Writing Prospectus

II-1

SCHEDULE III

Persons Subject to Lock-Up

•                  BGT Investments LLC

•                  Double Eagle Interests, LLC

•                  Rochelle Royalties, LLC

•                  Robert D. Ravnaas

•                  R. Davis Ravnaas

•                  Jeff McInnis

•                  Matthew S. Daly

•                  Brett G. Taylor

•                  Benny D. Duncan

•                  Ben J. Fortson

•                  T. Scott Martin

•                  Mitch S. Wynne

•                  William H. Adams III

•                  C.O. Ted Collins, Jr.

•                  Craig Stone

•                  Peter Alcorn

III-1

SCHEDULE IV

Pricing Information Annex

Number of Firm Units: 5,000,000

Public Offering Price: $18.00

IV-1

SCHEDULE V

Partnership Entities

	Domestic	Foreign Qualified	Percentage Owned
Kimbell Royalty Partners, LP	Delaware	Texas
Kimbell Royalty GP, LLC	Delaware	Texas
Kimbell Operating Company, LLC	Delaware	Texas
Partnership Subsidiaries
Kimbell Royalty Holdings, LLC	Delaware	Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Michigan, Missouri, Mississippi, Montana, Nebraska, Nevada, New York, North Dakota, Ohio, Oklahoma, South Dakota, Texas, Utah, Wyoming	100.0%
Kimbell Intermediate Holdings, LLC	Delaware	Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Michigan, Missouri, Mississippi, Montana, Nebraska, Nevada, New York, North Dakota, Ohio, Oklahoma, South Dakota, Texas, Utah, Wyoming	100.0%
Kimbell Intermediate GP, LLC	Delaware	Alabama, Arkansas, California, Colorado, Illinois, Kansas, Kentucky, Louisiana, Mississippi, Montana, Nebraska, North Dakota, Oklahoma, Texas, Utah, Wyoming	100.0%
Contributed Entities
Hochstetter, L.P.	Texas	California, Colorado, Kansas, Louisiana, Oklahoma	100.0%
OGM Partners I	Texas	California, Colorado, Kansas, Louisiana, Oklahoma	50.0%
Oakwood Minerals I, L.P.	Texas	California, Colorado, Louisiana, Oklahoma	92.572456%
RCPTX, Ltd.	Texas	Alabama, Arkansas, California, Colorado, Illinois, Kansas, Kentucky, Louisiana, Mississippi, Montana, Nebraska,	83.834286%

V-1

		North Dakota, Oklahoma, Utah, Wyoming
Rivercrest Royalties, LLC	Delaware	Alabama, Arkansas, California, Colorado, Illinois, Kansas, Louisiana, Michigan, Mississippi, Montana, North Dakota, Ohio, Oklahoma, Texas, Utah, Wyoming	100.0%
Rochester Minerals, L.P.	Texas	California, Colorado, Kansas, Louisiana, Oklahoma	100.0%

V-2

SCHEDULE VI

Written Testing-the-Waters Communications

Management presentation, dated January 10, 2017.

VI-1

EXHIBIT A

Form of Lock-Up Agreement

February 2, 2017

KIMBELL ROYALTY PARTNERS, LP

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

RAYMOND JAMES & ASSOCIATES, INC.

RBC CAPITAL MARKETS, LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representatives of the Several Underwriters

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Re:                            Kimbell Royalty Partners, LP (the “Partnership”) - Restriction on Common Unit Sales

Dear Sirs:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), as issuer, Kimbell Royalty GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Kimbell Operating Company, LLC, Kimbell Intermediate GP, LLC, Kimbell Intermediate Holdings, LLC, Kimbell GP Holdings, LLC and Raymond James & Associates, Inc., RBC Capital Markets, LLC and Stifel, Nicolaus & Company, Incorporated as the representatives (the “Representatives”) of certain underwriters (the “Underwriters”) named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of common units representing limited partners interests of the Partnership (the “Units”), as described in and contemplated by the registration statement of the Partnership on Form S-1, File No. 333-215458 (the “Registration Statement”), as filed with the Securities and Exchange Commission on January 6, 2017 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director or the General Partner, or an owner of Common Units, options, warrants or other securities of the Partnership (the “Partnership Securities”), that the Partnership complete the proposed Offering.

The undersigned further recognizes that the Partnership Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Partnership Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Partnership Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Partnership Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Units”), pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period commencing on the date hereof and ending 180 days after the date of the Partnership’s prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of the Representatives or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Partnership to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Units or other securities of the Partnership held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Partnership under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Units during the Lock-Up Period, even if such Lock-Up Units would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Units or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Units.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, the undersigned agrees that the foregoing restrictions shall not apply to:

(1)                                 the Partnership Securities being offered in the prospectus included in the Registration Statement;

(2)                                 any grant or exercise of options pursuant to the long-term incentive plan of the General Partner;

(3)                                 transactions relating to Partnership Securities acquired in the open market after the completion of the Offering; or

(4)                                 transfers of Partnership Securities as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, then the undersigned will no longer be subject to the provisions of this letter agreement.

In furtherance of the foregoing, the Partnership and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Units if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Signature of Securityholder

EXHIBIT B

Form of Opinion of Baker Botts L.L.P.

1.              Each of the Partnership Entities (other than OGM Partners I) is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization, with all requisite limited partnership or limited liability company power and authority, as the case may be, to own or hold its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

2.              Each of the Partnership Entities (other than OGM Partners I) is duly qualified to transact business as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on an annex to such opinion.

3.              The General Partner has all requisite limited liability company power and authority to act as general partner of the Partnership as described in the Registration Statement, the Time of Sale Information and the Prospectus.

4.              GP Holdings owns all of the issued and outstanding limited liability company interests of the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and GP Holdings owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability contained in the General Partner LLC Agreement or as described in the Registration Statement, the Time of Sale Information and the Prospectus) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware.

5.              The Sponsors own all of the issued and outstanding limited liability company interests of GP Holdings; such limited liability company interests have been duly authorized and validly issued in accordance with the GP Holdings LLC Agreement and are fully paid (to the extent required by the GP Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Sponsors own such limited liability company interests free and clear of all Liens (except for restrictions on transferability contained in the GP Holdings LLC Agreement or as described in the Registration Statement, the Time of Sale Information and the Prospectus) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming a Sponsor as debtor is on file in the office of the Secretary of State of the State of Texas.

6.              The General Partner is the sole general partner of the Partnership with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the

General Partner owns such general partner interest free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, Time of Sale Information or the Prospectus) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware.

7.              After giving effect to the Closing Transactions, the Contributing Parties own 10,582,708 Contributing Party Units as of the date hereof; the Contributing Party Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

8.              The General Partner owns all of the issued and outstanding limited liability company interests of Kimbell Operating; such limited liability company interests have been duly authorized and validly issued in accordance with the Kimbell Operating LLC Agreement and are fully paid (to the extent required under the Kimbell Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the General Partner owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability contained in the Kimbell Operating LLC Agreement or as described in the Registration Statement, Time of Sale Information or the Prospectus) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware.

9.              The Partnership owns all of the issued and outstanding limited liability company interests of Intermediate GP; such limited liability company interests have been duly authorized and validly issued in accordance with the Intermediate GP LLC Agreement and are fully paid (to the extent required under the Intermediate GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability contained in the Intermediate GP LLC Agreement or as described in the Registration Statement, Time of Sale Information or the Prospectus) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, except for Liens arising under the Credit Agreement.

10.       The Partnership owns all of the issued and outstanding limited liability company interests of Intermediate Holdings; such limited liability company interests have been duly authorized and validly issued in accordance with the Intermediate Holdings LLC Agreement and are fully paid (to the extent required under the Intermediate Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability contained in the Intermediate Holdings LLC Agreement or as described in the Registration Statement, Time of Sale Information or the Prospectus) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, except for Liens arising under the Credit Agreement.

11.       Intermediate GP owns a 1.0% general partner interest in Hochstetter, L.P., a 1.0% general partner interest in Oakwood Minerals I, L.P., a 1.0% general partner interest in RCPTX, Ltd. and a 1.0% general partner interest in Rochester Minerals, L.P.; such equity interests have been duly authorized and validly issued in accordance with the applicable LP Agreement; and Intermediate GP owns such equity interests free and clear of all Liens (except for restrictions on transferability contained in the applicable partnership agreement or as described in the Registration Statement, Time of Sale Information or the Prospectus) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Intermediate GP as debtor is on file in the office of the Secretary of State of the State of Delaware, except for Liens arising under the Credit Agreement.

12.       Intermediate Holdings owns a 100.0% limited liability company interest in Holdings, a 99.0% limited partner interest in Hochstetter, L.P., a 50.0% partnership interest in OGM Partners I, a 91.572456% limited partner interest in Oakwood Minerals I, L.P., an 82.834286% limited partner interest in RCPTX, Ltd., a 100.0% limited liability company interest in Rivercrest Royalties, LLC and a 99.0% limited partner interest in Rochester Minerals, L.P.; such equity interests have been duly authorized and validly issued in accordance with the applicable LLC Agreement, LP Agreement or Partnership Agreement, and except for the partnership interest in OGM Partners I, are fully paid (to the extent required under the applicable LLC Agreement or LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Section 101.206 of the Texas Code, as applicable); and Intermediate Holdings owns such equity interests free and clear of all Liens (except for restrictions on transferability contained in the applicable limited liability company, limited partnership agreement or partnership agreement or as described in the Registration Statement, Time of Sale Information or the Prospectus) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Intermediate Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware, except for Liens arising under the Credit Agreement.

13.       The Units to be issued and sold by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by all limited partnership action of the Partnership and, when issued and delivered to the Underwriters in accordance with the terms of the Underwriting Agreement against payment of the consideration therefor, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

14.       After giving effect to the Closing Transactions and the offering of the Firm Units contemplated by the Underwriting Agreement, the issued and outstanding limited partner interests of the Partnership on the date hereof consist of 16,332,708 Common Units, which are the only limited partner interests of the Partnership issued and outstanding.

15.       Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or as set forth in the Operative Agreements, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities; or (ii) outstanding options or warrants to purchase any equity securities of the Partnership or securities convertible into or exchangeable for any equity securities of the Partnership, in each case pursuant to or under the organizational documents of any of the Partnership Entities or any other agreement or instrument filed as an exhibit to the Registration Statement. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

16.       Each of the Kimbell Parties has all requisite limited partnership or limited liability company power and authority, as the case may be, to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder. Each of the Sponsors, GP Holdings and the Partnership Entities has all requisite limited partnership, limited liability company or general partnership power and authority, as the case may be, to execute and deliver each of the Transaction Agreements to which such Sponsor, GP Holdings or such Partnership Entity is a party, as applicable, and to perform its respective obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Contributing Party Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement.

17.       The Underwriting Agreement has been duly authorized, executed and delivered by each of the Kimbell Parties.

18.       The Operative Agreements have been duly authorized, executed and delivered by each of the Sponsors, GP Holdings and each of the Partnership Entities that are parties thereto, and the Operative Agreements, assuming the due authorization, execution and delivery by the other parties thereto, are valid and legally binding agreements of the Sponsors, GP Holdings and each of the Partnership Entities that are parties thereto, enforceable against such Sponsors, GP Holdings and such Partnership Entities that are parties thereto in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

19.       None of (A) the issuance or sale by the Partnership of the Units, (B) the execution and delivery of the Underwriting Agreement and the Transaction Agreements by the Partnership Entities that are parties thereto, (C) the consummation of the Closing Transactions or any other transactions contemplated by the Underwriting Agreement or the Transaction Agreements by the Partnership Entities party thereto or (D) the application by the Partnership of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus: (i) constitutes or will constitute a violation of the Organizational Agreements of any of the Partnership Entities, (ii) results in a breach or violation of, or constitutes a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities under, any agreement or other instrument filed as an exhibit to the Registration Statement (other than those Liens created by or arising under the Credit Agreement), or (iii) violates the Delaware LP Act, the Delaware LLC Act or federal law; provided, however, that such counsel need express no opinion in this paragraph 20 with respect to federal or state securities laws and other anti-fraud laws.

20.       No permit, consent, approval, authorization, order, registration or qualification (“consent”) of or with any Delaware, Texas or federal court, governmental agency or body having jurisdiction over any of the Partnership Entities or their properties or assets, is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution and delivery of the Underwriting Agreement and the Transaction Agreements by the Partnership Entities party thereto, (iii) the consummation of the Closing Transactions or any other transactions contemplated by the Underwriting Agreement or the Transaction Agreements by the Partnership Entities party thereto or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus, other than (a) registration of the Units under the Act or the Exchange Act (as to which such counsel need not express an opinion), (b) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters (as to which such counsel need not express an opinion), (c) under the by-laws and rules and regulations of FINRA (as to which such counsel need not express an opinion), (d) consents that have been obtained and (e) consents that (I) are of a routine or administrative nature, (II) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Underwriting Agreement or the Transaction Agreements and (III) are expected in the reasonable judgment of the Kimbell Parties to be obtained or made in the ordinary course of business.

21.       The Registration Statement has been declared effective under the Act; any required filing of the Prospectus, and any supplements thereto, with the Commission pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings or examinations for that purpose have been instituted or threatened by the Commission.

22.       The statements in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions—General,” “Description of our Common Units,” and “The Partnership Agreement,” insofar as such statements constitute descriptions or summaries of the terms of the Common Units, are accurate in all material respects.

23.       The statements in the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions—General,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Duties,” “The Partnership Agreement,” and “Investment in Kimbell Royalty Partners, LP by Employee Benefit Plans,” insofar as they purport to constitute summaries of certain provisions of documents, federal laws of the United States, the Delaware LP Act or the Delaware LLC Act, are accurate in all material respects.

24.       The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

25.       The Partnership is not now, and immediately following the sale of the Units to be sold by the Partnership pursuant to the Underwriting Agreement and application of the net proceeds from such sale as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds” will not be required to be, registered as an “investment company” as defined in the Investment Company Act.

26.       The Contribution Documents are in a form legally sufficient as between the parties thereto to transfer or convey all of the Mineral Interests located in the State of Texas and the applicable equity interests in the applicable Partnership Entities to the Partnership or a subsidiary thereof, as described in the Contribution Documents, subject to the terms, conditions, reservations, encumbrances and limitations described therein.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon the representations and warranties of the parties to the Underwriting Agreement and the Contribution Agreement, upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas and the State of New York, (iv) with respect to the opinions expressed as to the valid existence and good standing or due qualification or registration as a foreign limited partnership, foreign limited liability company or foreign general partnership, as the case may be, of the Partnership Entities, state that such opinions are based solely upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date or the applicable Additional Closing Date and shall be provided to counsel to the Underwriters), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property,  (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (C) the accuracy of the descriptions of any Mineral Interests contained in the Contribution Documents, (D) whether there are of record any Liens on the Mineral Interests described in the Contribution Documents, (E) whether any terminable interests included in the Mineral Interests have been or will be maintained in force or (F) title to the Mineral Interests existing on the date hereof, and (vi) with respect to the opinions expressed in paragraphs 4, 5, 6, 8, 9, 10, 11 and 12 relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware or Texas, as applicable, naming such applicable Partnership Entity as debtor.

In addition, such counsel shall make statements to the following effect:

Such counsel has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and has participated in conferences with officers and other representatives of the Partnership, with representatives of the Partnership’s independent registered public accounting firm and independent petroleum engineer and with your representatives and your counsel, at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Time of Sale Information or the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus involve matters of a non-legal nature. Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Time of Sale Information and the Prospectus (except to the extent stated in paragraphs 21 and 22 above). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises you that:

(a) the Registration Statement, as of the Effective Date, and the Prospectus, as of its date and the Closing Date or applicable Additional Closing Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; and

(b) nothing came to such counsel’s attention that caused such counsel to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Time of Sale Information, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date or as of the Closing Date or such Additional Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case such counsel has not been asked to, and does not, express any belief with respect to (i) the financial statements and schedules or other financial or accounting information contained or included therein or omitted therefrom, (ii) the summary reserve report of the independent petroleum engineer and the reserve information included therein or omitted therefrom or (iii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.